EXHIBIT 10.2

loan agreement

This loan agreement (the “Agreement”) made as of 10th January 2017 by and between:

(i)      Nexeon Medsystems Europe, S.à r.l., a private limited liability company (société à responsabilité limitée), having its registered office at 33, rue du Puits Romain, L-8070 Bertrange, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies register under number B 210009 (hereinafter called the “Lender”); and

(ii)    Nexeon Medsystems Belgium S.p.r.l., a company incorporated under the laws of Belgium, having its registered office at Rue du Bois St-Jean 15/1 4102 Seraing, Belgium, registered with the Belgian Companies Register under number BE 0525.673.682 (hereinafter called the “Borrower”).

PREAMBLE

WHEREAS pursuant to a certain Acquisition Agreement dated on or about January 10, 2017 by and between the Lender and Borrower, it is contemplated that the Lender acquires or shall acquire all of the shares of the Borrower, and any all rights and benefits thereto, including the right to receive payment(s) thereunder, in order for Borrower to become a part of the Nexeon group of companies (the “Group”) whereby said Group is currently being restructured in order to achieve a more efficient and cost effective Group structure (hereinafter referred to as the “Restructuring”);

WHEREAS, in order to facilitate the Restructuring, the Lender hereby wishes to grant a loan to the Borrower, which loan the Borrower hereby wishes to accept;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     DEFINITIONS.

Unless the context otherwise requires, the terms listed below and used in this Agreement shall have the following meanings:

“Agreement” shall mean this Agreement and any amendments, modifications, supplements or extensions hereto;

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“Business Day” shall mean any day other than Saturday and/or Sunday or a day on which businesses are officially closed in Luxembourg or Belgium;

“Closing Date” shall mean the effective date hereof, being 10th January 2017;

“Collateral” shall mean the collateral as defined in the Security Agreement and all the collateral or similar terms as defined in any other Collateral Document and, to the extent applicable, any other assets pledged or assigned pursuant to any Collateral Document;

“Collateral Document” shall mean the Security Agreement and any and all mortgages, collateral assignments, promissory notes, security agreements, pledge agreements, intellectual property security agreements or other similar agreements or instruments, to the extent applicable, delivered to the Lender pursuant to this Agreement;

“Default” shall mean any of the events specified in Section 5 hereof, whether or not any requirement for the giving of notice or the lapse of time or both or any other condition has been satisfied;

“Event of Default” shall mean any of the events specified in Section 5 hereof, provided that any requirement for the giving of notice or the lapse of time or both has been satisfied;

“Loan” shall mean the loan made hereunder pursuant to Section 2.1 hereof;

“Maturity Date” shall mean the first Business Day falling one (1) year from the date hereof, or the Notification Date, or as such date is extended from time to time pursuant to Section 2.2 hereof;

“Notification” shall mean the written notice pursuant to Section 2.3 hereof;

“Notification Date” shall mean the day on which the Notification pursuant to Section 2.3 has been duly made;

“Permitted Liens” shall mean the permitted liens as defined in the Security Agreement;

“Principal Loan Amount” shall mean the principal amount pursuant to Section 2.1 hereof;

“Security Agreement” shall mean the security agreement dated on or about January 10, 2017, by and between the Lender and the Borrower; and

“Taxes” shall mean the taxes specified in Section 2.4 hereof.

Section 2.     AMOUNT AND TERM OF LOAN

Section 2.1     Principal Amount; Disbursement. Subject to the terms and conditions of this Agreement, the Lender agrees to make a loan to the Borrower in the aggregate principal amount of EUR 1,000,000 (One Million Euros) (the “Loan”).

Section 2.2     Maturity; Term. The Loan shall mature on the Maturity Date; provided, however, that the Maturity Date shall be extended and the term of this Agreement automatically renewed for successive thirty (30) day periods unless the Borrower notifies the Lender within ten (10) days of the then upcoming Maturity Date that it intends to repay the full amount or then outstanding amount of the Loan prior to the then upcoming Maturity Date.

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Section 2.3      Interest; Repayments. The outstanding and unpaid principal of the Loan shall bear interest at the rate of 5% (Five Percent) per annum on a 365 day year basis and the actual number of days elapsed. Interest shall be payable in the manner specified in Section 2.4 below. The Borrower may apply any amount it then owes or may come to owe to the Lender for the repayment of the Loan. The Borrower may repay, either partially or entirely, the Loan and/or accrued interest thereon at any time prior to the Maturity Date without penalty, upon giving at least two (2) Business Days’ prior written notice to the Lender. Borrower and Lender may also agree to settle the Loan through the inter-company account netting procedure.

Section 2.4      Payment of Accrued Interest. Accrued interest on the unpaid principal amount of the Loan shall be payable on the Maturity Date. Accrued interest on any partial repayment of the Loan shall be payable on the earlier of the date of repayment or first Business Day of the month following partial repayment. Any such payment is to be effected by Borrower paying to Lender’s bank account in immediately available funds the amount of the partial repayment and accrued interest; provided, however, that upon any repayment of the Loan in full, accrued interest thereon shall be payable at that time.

The Borrower and the Lender may agree to capitalize the total interest accrued at maturity. The Borrower and the Lender may further agree to settle the applicable interest through the inter-company account netting procedure.

Section 2.5     Taxes.

(a)        If any taxes, impositions or similar charges (the “Taxes”) shall be required by law to be deducted from or in respect of any sum payable hereunder to the Lender, (i) the Borrower shall make such deductions, and (ii) the Borrower shall pay the full amount deducted to the relevant taxing authority in accordance with applicable law. The Borrower shall hold the Lender harmless from any liability with respect to the delay or failure by the Borrower to pay any Taxes.

(b)       Within thirty (30) days after the date of any payment of Taxes withheld by the Borrower in respect of any payment to the Lender, the Borrower will furnish to the Lender the original or a certified copy of a receipt acceptable to the Lender evidencing full and unconditional payment thereof.

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SECTION 3.     CONDITIONS TO BORROWING

The borrowing pursuant to Section 2.1 hereof shall be subject to the fulfillment of the following conditions precedent:

(a)       Representations and Warranties; No Default. Any representations and warranties required to be made by the Borrower in connection with this Agreement shall be true and correct as of the Closing Date; the Borrower shall have performed all obligations and agreements and complied with all covenants and conditions required to be performed or complied with by it prior to or on the Closing Date; and no Event of Default shall have occurred and be continuing.

(b)       Collateral Documents. The Security Agreement creates in favor of the Lender, as secured party, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or law. When the Security Agreement (or a short form thereof) in proper form is filed in or with the applicable patent office, if any, the Lender shall have a fully perfected lien on, and security interest in, all right, title and interest of the applicable loan party in the intellectual property Collateral (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording, or registering a security agreement or analogous instrument in the applicable patent office, as applicable, in each case prior and superior in right to any other person or entity to the extent required, subject to Permitted Liens having priority under applicable laws. Each Collateral Document to which any loan party is a party creates for the benefit of the Lender, as secured party, the legal, valid and enforceable first priority security interest which such Collateral Document purports to create (subject to Permitted Liens). Without limiting the foregoing, and to the extent applicable, each Collateral Document governed by Luxembourg law creates in favor of the Lender, as secured party, an effective first priority pledge over the collateral described therein to be subject to the pledge (subject by Permitted Liens), enforceable in accordance with its terms, once perfected in accordance with the terms of such Collateral Document.

(c)       Legal Matters. All other instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lender and its counsel, and counsel to the Lender shall have received copies of all documents which it may have reasonably required in connection therewith.

(d)       Conflict. Notwithstanding anything to the contrary herein, in the event that any provision of this Agreement is deemed to conflict with the Security Agreement or any of the Collateral Documents, the provisions of this Agreement shall control unless the Lender shall otherwise determine.

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SECTION 4.     COVENANTS.

Existence. Conduct of Business. The Borrower will, and will cause each of its subsidiaries and affiliates to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit (i) any merger, consolidation, liquidation, dissolution or stock or asset sale, or (ii) the conversion of a subsidiary (other than the Borrower) into a limited liability company, a corporation or other organizational form.

Payment of Obligations. The Borrower will, and will cause each of its subsidiaries and affiliates to, pay its obligations, including tax liabilities, that, if not paid, could result in a material adverse effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such party or such subsidiary or affiliate has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a material adverse effect.

Compliance with laws. The Borrower will, and will cause each of its subsidiaries and affiliates to, comply with all laws, rules, regulations and orders of any governmental authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect.

Notices. The Borrower hereby covenants that so long as any indebtedness of the Borrower under this Agreement remains outstanding and unpaid, the Borrower shall, unless otherwise consented to in writing by the Lender, promptly give notice in writing to the Lender of (a) the occurrence of any Default under this Agreement or any other material agreement of the Borrower, and (b) any litigation, proceeding, investigation or dispute which may exist or threatening to occur at any time between the Borrower and any third party which might substantially interfere with the normal business activity of the Borrower or the performance of any obligation under this Agreement.

SECTION 5.     EVENTS OF DEFAULT.

Upon the occurrence of any of the following:

(a)       failure by the Borrower to pay the principal of the Loan when due and payable;

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(b)       if any representation or warranty made by the Borrower in connection with Section 3(a) hereof or in any certificate, financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been untrue or misleading in any material respect when made;

(c)       default by the Borrower in the observance or performance of any other covenant or agreement contained in this Agreement, and the continuance of the same for thirty (30) days after written notice of such default is given to the Borrower by the Lender;

(d)       if the Borrower shall default in the payment of principal amount any obligation for borrowed money or fail to discharge any final judgment rendered against it having a principal amount in excess of EUR 10,000.- (ten thousand Euros) or the equivalent in any other currency beyond the relevant grace period, if any, with respect thereto;

(e)       (i) the Borrower shall commence any case, proceeding or other action (a) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it for all or any substantial part of its property, or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (i) above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property, which case, proceeding or other action (x) results in the entry of an order for relief or (y) remains undismissed, undischarged or unbounded for a period of sixty (60) days; or (iii) the Borrower shall take any action indicating consent to, approval for, or acquiescence in, or in furtherance of, any of the acts set forth in clause (i) or (ii) above; or (iv) the Borrower shall generally not, or shall be unable to, pay its debts as they become due or shall admit in writing its inability to pay its debts; or

(f)       any material adverse change (as reasonably determined by the Lender) shall have occurred in the financial condition of the Borrower;

(X) if such event of default (“Event of Default”) is an event specified in Section 5(e) above, then the principal amount of the Loan shall be immediately due and payable without notice or demand; and (Y) if such Event of Default is any other event of default specified above, the Lender may declare, by written notice to the Borrower, the Loan then outstanding to become forthwith due and payable, whereupon the principal amount of the Loan shall become immediately due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything contained herein to the contrary notwithstanding.

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SECTION 6.      REMEDIES.

(a)	At any time an Event of Default exists or has occurred and is continuing, the Lender shall have all rights and remedies provided in this Agreement, all of which rights and remedies may be exercised without notice to or consent by any loan party, except as such notice or consent is expressly provided for hereunder or required by applicable laws. All rights, remedies and powers granted to the Lender hereunder, under any of the other Collateral Documents r other applicable laws, are cumulative, not exclusive and enforceable, in Lender’s discretion, alternatively, successively, or concurrently on anyone or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any loan party of this Agreement or any of the other Collateral Documents.

(b)	Without limiting the generality of the foregoing, at any time an Event of Default exists or has occurred and is continuing, the Lender may, at its option, upon notice to the Borrower, accelerate the payment of all obligations and demand immediate payment thereof to the Lender.

SECTION 7.     INDEMNIFICATION.

The Borrower agrees to indemnify the Lender from and against any and all claims, losses and liabilities growing out of or resulting from the occurrence of any Default of this Agreement, including, but not limited to, the costs for the enforcement hereof. The Borrower agrees to pay all reasonable expenses of the Lender, including, without limitation, the fees and expenses of its counsel, incurred in connection with (i) the enforcement of any part of this Agreement, and any waiver or amendment of any provision hereof, (ii) the administration of this Agreement after the occurrence and during the continuance of any Default hereunder, or (iii) the failure by the Borrower to perform or observe any of the provisions of this Agreement.

SECTION 8.     MISCELLANEOUS

Section 8.1     Election of Remedies; Waivers. No single or partial waiver by the Lender of any Default, Event of Default, right or remedy which it may have shall operate as a waiver of any other Default, Event of Default, right or remedy or of the same Default, Event of Default, right or remedy on a future occasion. The Borrower hereby waives presentment, notice of dishonor and protest and all other notices and demands whatsoever, except as specifically provided in this Agreement.

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Section 8.2     Amendment. No amendment, modification or waiver of any provision of this Agreement, nor consent to any departure by the Borrower here from, shall in any event be effective unless the same shall be in writing and signed by the Lender and shall otherwise be made in accordance with the provisions hereof, and then such amendment, waiver or consent shall be effective only in the specific instance and the specific purpose for which it is given.

Section 8.3     Survival of Agreements. All agreements, representations and warranties made herein and in any certificates delivered and pursuant hereto shall survive the execution and delivery of this Agreement and shall continue in full force and effect until the indebtedness of the Borrower under this Agreement has been paid and satisfied in full.

Section 8.4     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not transfer or assign any of its rights or interests hereunder without the prior written consent of the Lender.

Section 8.5     Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall be in writing and shall be deemed to have been given to or made upon the intended party if transmitted by registered mail, facsimile followed by confirmation of delivery, or by express courier, in each case to the addresses set forth on the first page of this Agreement.

Section 8.6     Governing Law. This Agreement and the rights and obligations of the Borrower and the Lender hereunder shall be governed and construed and enforced in accordance with the laws of the Grand Duchy of Luxembourg.

Section 8.7     Jurisdiction. The parties agree that the competent commercial courts of Liege, Belgium, shall be the exclusive forum for any dispute arising out of or in connection with this Agreement or for the enforcement thereof, and hereby submit to the jurisdiction of those courts.

Section 8.8     Captions. The headings of the sections of this Agreement have been inserted solely for convenience of reference and shall not modify, define or limit the express provisions of this Agreement.

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Section 8.9     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be executed and delivered on their behalf as of the date first written above.

For and on behalf of:

Nexeon Medsystems Europe, S.à r.l.

Signature:	/s/ Faruk Durusu
Name:	Faruk Durusu
Title:	Class A Manager

Signature:	/s/ William Rosellini
Name:	William Rosellini
Title:	Class B Manager

For and on behalf of:

Nexeon Medsystems Belgium S.p.rl.,

Signature:	/s/ William Rosellini
Name:	William Rosellini
Title:	CEO

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